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                                                                    EXHIBIT 10.2


[U.S. PLASTIC LUMBER CORP. LETTERHEAD]


August 9, 2001



Robert Chender, Managing Director
Halifax Fund, L.P.
195 Maplewood Avenue
Maplewood, NJ 07040
VIA FACSIMILE: (973)-313-6491

Re: DEBENTURE DATED JUNE 15, 2001

Dear Robert:

This letter shall constitute an amendment to the $4,000,000 Debenture dated June 15, 2001 ("Debenture") between the Company and Halifax Fund, L.P. The Maturity date set forth in said Debenture shall be changed to July 1, 2002 from May 31, 2002. All other terms and conditions of the Debenture shall remain unchanged.

Please acknowledge your acceptance of this change by signing below.

Very truly yours,


/s/ Bruce C. Rosetto
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Bruce C. Rosetto
Vice President and General Counsel

Acknowledged and Accepted By:

/s/ Robert Chender
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Robert Chender, Managing Director
Halifax Fund, L.P.